Exhibit 99.1
              Steelcase Reports Third Quarter Fiscal 2004
     Results; Revenue and Earnings In Line With Company Estimates

   GRAND RAPIDS, Mich.--(BUSINESS WIRE)--Dec. 18, 2003--Steelcase
Inc. (NYSE:SCS) today reported revenue for its third quarter totaled $614.5 million, consistent with second quarter revenue of $612.1 million and in line with company expectations. Third quarter revenue benefited by $21.7 million from favorable currency translation in the company's International segment when compared to revenue of $635.6 million in the same quarter last year. Currency translation did not materially affect the sequential quarter comparison.
   Steelcase reported a net loss of $(9.5) million, or $(0.06) per share for the third quarter and was in line with company estimates. These results compare with a net loss of $(31.1) million, or $(0.21) per diluted share, in the third quarter of fiscal 2003.
   Reported results reflect pre-tax restructuring charges of $(2.9) million for North America, $(2.4) million for International and $(0.7) million for Steelcase Design Partnership. The company also incurred charges of $(3.1) million in the other category, which includes a $(2.4) million non-operating charge related to a dealer transition. The total of all these items is $(9.1) million pre-tax, or $(5.7) million after-tax.
   "We've been steadfast throughout this year in focusing on three priorities: driving complexity out of our business, reducing variable costs throughout the supply chain and preparing for growth," said James P. Hackett, president and chief executive officer. "We still have some work to do, and in the current challenging market environment, our teams are working hard to balance investments in new revenue opportunities with the need to improve our short-term profitability."
   "We continued to strengthen our balance sheet this quarter," said James P. Keane, chief financial officer. "We increased cash balances to $201 million, the highest quarterly level since we became a public company in 1998. At the same time, we reduced debt to $308 million, the lowest level in over four years."

   Outlook

   The company estimates that fourth quarter revenue will be down 3 to 5 percent from third quarter levels reflecting seasonal patterns. Order rates have softened across the company in the first few weeks of the fourth quarter, consistent with this outlook.
   The company expects to report a fourth quarter loss, before cumulative effect of accounting change, of $(0.06) to $(0.11) per share, primarily because of lower volume compared to the third quarter. Included in this estimate is approximately $(3) to $(8) million of net after-tax charges. The company anticipates that significant restructuring charges in North America and International will be largely offset by favorable income tax liability adjustments.
   In addition, the company expects the Financial Accounting
Standards Board (FASB) will require implementation in the fourth quarter of certain aspects of their proposed Financial Interpretation Number (FIN) 46 related to accounting for variable interest entities. As a result, the company expects to incur a fourth quarter after-tax, non-cash charge of approximately $(0.03) per share, which will be reported separately as a cumulative effect of accounting change. Other aspects of FIN 46, which could affect consolidation of certain dealers, are still being discussed by the FASB.
   The company has planned fiscal 2005 using a 5 percent revenue growth assumption, a $(15) to $(20) million estimate for pre-tax restructuring charges, and estimated earnings of $0.05 to $0.10 per share. These estimates are highly sensitive to volume assumptions and many other factors.
   The company expects the charges associated with the current, multi-year, operational restructuring effort will continue through fiscal year 2005. Other current initiatives such as lean manufacturing and strategic sourcing will continue beyond that point, and are key to improving profitability, but are less likely to lead to significant charges. The three-year plan targets a longer-term gross margin of approximately 35 percent and operating income of 10 percent of net sales, assuming modest top-line growth.

   Webcast

   Steelcase will webcast its conference call reviewing third quarter fiscal 2004 financial results on Friday, December 19, 2003 at 11:00 a.m. EDT. Links to the webcast are available at www.steelcase.com. Accompanying webcast presentation slides will be available on the company's website shortly before the start of the webcast. A replay of the webcast can be accessed on the site after the call through January 19, 2004.


Business Segment Results
(in millions)

                        Third Quarter           Sequential Quarters
                      Three Months Ended        Three Months Ended
                      ------------------        ------------------

                    Nov 28,  Nov 22, %Inc     Nov 28,  Aug 29,  %Inc
                     2003     2002   (Dec)     2003     2003    (Dec)
                     ----     ----   -----     ----     ----    -----
Revenue
North America(1)    $336.4   $372.5  (9.7)%   $336.4   $346.0   (2.8)%
Steelcase Design
 Partnership(2)       70.3     79.3 (11.3)%     70.3     73.4   (4.2)%
International(3)     148.2    123.9  19.6%     148.2    120.5   23.0%
Other(4)(6)           59.6     59.9  (0.5)%     59.6     72.2  (17.5)%
                      ----     ----             ----     ----
   Consolidated
    Revenue         $614.5   $635.6  (3.3)%   $614.5   $612.1    0.4%
                    ======   ======           ======   ======

Operating Income(5)
North America        $(2.3)  $(28.1)           $(2.3)    $3.4
Steelcase Design
 Partnership           3.0      7.2              3.0      4.6
International         (1.6)    (6.7)            (1.6)   (11.2)
Other(6)              (5.1)    (8.7)            (5.1)     1.4
                      -----    -----            -----     ---
   Consolidated
    Operating Loss   $(6.0)  $(36.3)           $(6.0)   $(1.8)
                     ======  =======           ======   ======
Operating
 Margin Percent       (1.0)%   (5.7)%           (1.0)%   (0.3)%


                                               Third Quarter
                                              Nine Months Ended

                                          Nov 28,    Nov 22,   %Inc
                                           2003       2002     (Dec)
                                           ----       ----     -----
Revenue
North America(1)                          $978.6   $1,141.2   (14.2)%
Steelcase Design Partnership(2)            210.7      223.1    (5.6)%
International(3)                           398.5      348.8    14.2%
Other(4)(6)                                194.4      193.0     0.7%
                                           -----      -----
  Consolidated Revenue                  $1,782.2   $1,906.1    (6.5)%
                                        ========   ========

Operating Income(5)
North America                             $(18.2)    $(37.2)
Steelcase Design Partnership                10.5       15.9
International                              (18.0)     (21.4)
Other(6)                                    (7.4)     (23.5)
                                            -----     ------
  Consolidated Operating Loss             $(33.1)    $(66.2)
                                          =======    =======

Operating Margin Percent                    (1.9)%     (3.5)%


Business Segment Footnotes

(1) North America business segment includes the company's Steelcase and Turnstone brands and consolidated dealers in the U.S. and Canada.
(2) Steelcase Design Partnership (SDP) business segment includes Brayton, The Designtex Group, Details, Metro and Vecta.
(3) International business segment includes all manufacturing and sales operations outside the U.S. and Canada.
(4) Other includes Steelcase Financial Services, PolyVision and IDEO subsidiaries, other ventures and unallocated corporate expenses. Steelcase Financial Services was a reporting segment in fiscal 2003 and is now included in Other because revenue and assets fall below the threshold required for segment reporting.
(5) Operating income percent comparisons are not provided because they are not meaningful.
(6) Prior periods have been restated to remove from continuing operations the Attwood marine business that was divested.

   About Steelcase Inc.

   Steelcase Inc., a Fortune 500 company, helps individuals and organizations around the world to work more effectively by providing knowledge, products and services that enable customers and their consultants to create work environments that integrate architecture, furniture and technology. Founded in 1912 and headquartered in Grand Rapids, Michigan, the company has led the global office furniture industry in sales every year since 1974. Its product portfolio includes interior architectural products, furniture systems, technology products, seating, lighting, storage and related products and services. Fiscal 2003 revenue was approximately $2.6 billion. Steelcase Inc. and its subsidiaries have dealers in more than 900 locations, manufacturing facilities in over 50 locations and approximately 15,000 employees around the world. The company's Class A Common Stock trades on the NYSE under the symbol SCS.

   Forward-looking Statements

   From time to time, in written reports and oral statements, the company discusses its expectations regarding future performance. Certain portions of this release contain various "forward-looking statements", including those relating to orders, revenues/shipments, restructuring activities and charges, current initiatives to improve profitability, income tax liability adjustments, earning/losses and anticipated accounting changes, as well as other estimates and expectations. Such statements involve certain risks and uncertainties that could cause actual results to vary. The company's performance may differ materially from that contemplated by forward-looking statements for a variety of reasons, including, but not limited to: competitive and general economic conditions/uncertainty domestically and internationally; delayed or lost sales and other impacts related to acts of terrorism, acts of war or governmental action; changes in domestic or international laws, rules and regulations, including the impact of changed environmental laws, rules or regulations; major disruptions at our key facilities or in the supply of any key raw materials, components or finished goods; competitive pricing pressure; pricing changes by the company or its competitors; currency fluctuations; changes in customer demand and order patterns; changes in the financial stability of customers or dealers (including changes in their ability to pay for product and services, dealer financing and other amounts owed to the company); changes in relationships with customers, suppliers, employees and dealers; the mix of products sold and of customers purchasing (including large project business); the success (including product performance and customer acceptance) of new products, current product innovations and platform simplification, and their impact on the company's manufacturing processes; the company's ability to reduce its costs, including actions such as workforce reduction, facility rationalization, asset and lease disposal (impairments), production consolidation, culling products and increased global sourcing; the company's ability to realize favorable income tax adjustments, to successfully implement technology initiatives, integrate acquired businesses, migrate to a less vertically integrated model and initiate and manage alliances; possible acquisitions or divestitures by the company; changes in business strategies and decisions; and other risks detailed in the company's Form 10-K for the year ended February 28, 2003 and other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.


                            STEELCASE INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                 (in millions, except per share data)

                               Three Months Ended   Nine Months Ended
                              -------------------- -------------------
                               Nov. 28,  Nov. 22,  Nov. 28,  Nov. 22,
                                 2003      2002      2003      2002
----------------------------- ---------- --------- --------- ---------
Revenue                          $614.5    $635.6  $1,782.2  $1,906.1
Cost of sales                     443.2     457.3   1,279.4   1,355.5
Restructuring costs                 4.6       5.7      22.1      10.7
                              ---------- --------- --------- ---------
    Gross profit                  166.7     172.6     480.7     539.9
Operating expenses                170.6     185.6     506.9     566.1
Restructuring costs                 2.1      23.3       6.9      40.0
                              ---------- --------- --------- ---------
    Operating loss                 (6.0)    (36.3)    (33.1)    (66.2)
Interest expense                   (4.0)     (5.3)    (13.9)    (15.5)
Other income (expense), net        (4.6)     (8.2)      3.6      (9.5)
                              ---------- --------- --------- ---------
     Loss from continuing
      operations before
      income tax benefit          (14.6)    (49.8)    (43.4)    (91.2)
Income tax benefit                 (5.1)    (18.0)    (15.9)    (34.0)
                              ---------- --------- --------- ---------
    Loss from continuing
     operations                    (9.5)    (31.8)    (27.5)    (57.2)
Income from discontinued
 operations, net of
 applicable taxes                    --       0.7       2.7       3.4
Gain on sale of net assets of
 discontinued operations, net
 of applicable taxes of $11.9        --        --      20.0        --
                              ---------- --------- --------- ---------
    Income (loss) before
     cumulative effect of
     accounting change             (9.5)    (31.1)     (4.8)    (53.8)
Cumulative effect of
 accounting change                   --        --        --    (229.9)
                              ---------- --------- --------- ---------
    Net income (loss)             $(9.5)   $(31.1)    $(4.8)  $(283.7)
                              ========== ========= ========= =========
Basic and diluted per share
 data:
  Loss from continuing
   operations                    $(0.06)   $(0.22)   $(0.18)   $(0.38)
  Income from discontinued
   operations                        --      0.01      0.15      0.02
  Cumulative effect of
   accounting change                 --        --        --     (1.56)
                              ---------- --------- --------- ---------
  Earnings (loss)                $(0.06)   $(0.21)   $(0.03)   $(1.92)
                              ========== ========= ========= =========
Dividends declared per common
 share                            $0.06     $0.06     $0.18     $0.18
                              ========== ========= ========= =========
Weighted average shares
 outstanding                      147.9     147.6     147.8     147.5
                              ========== ========= ========= =========


                            STEELCASE INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                             (in millions)

                                               (Unaudited)
                                                Nov. 28,    Feb. 28,
                                                  2003        2003
                                               ----------- -----------
                    ASSETS
  Current assets:
    Cash and cash equivalents                  $    201.1  $    128.9
    Accounts receivable, net                        388.3       367.2
    Notes receivable and leased assets, net          97.3        84.9
    Inventories                                     118.0       129.8
    Other current assets                            113.6       103.3
                                               ----------- -----------
               Total current assets                 918.3       814.1

  Property and equipment, net                       697.9       774.0
  Notes receivable and leased assets, net            94.4       125.9
  Goodwill and other intangible assets, net         296.9       306.0
  Other assets                                      296.3       322.2
                                               ----------- -----------

               Total assets                    $  2,303.8  $  2,342.2
                                               ----------- -----------


     LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                           $    138.6  $    145.4
    Short-term borrowings and current portion
     of long-term debt                               29.4        30.0
    Accrued expenses:
         Employee compensation                       74.8        90.9
         Employee benefit plan obligations           34.7        39.6
         Other                                      238.1       196.6
                                               ----------- -----------
               Total current liabilities            515.6       502.5
                                               ----------- -----------

  Long-term liabilities:
    Long-term debt                                  278.9       294.2
    Employee benefit plan obligations               235.4       237.8
    Other long-term liabilities                      42.6        52.6
                                               ----------- -----------

               Total long-term liabilities          556.9       584.6
                                               ----------- -----------

               Total liabilities                  1,072.5     1,087.1
                                               ----------- -----------

  Shareholders' equity:
    Common stock                                    288.7       286.1
    Accumulated other comprehensive loss            (43.5)      (50.1)
    Deferred compensation - restricted stock         (1.6)         --
    Retained earnings                               987.7     1,019.1
                                               ----------- -----------

               Total shareholders' equity         1,231.3     1,255.1
                                               ----------- -----------

               Total liabilities and
                shareholders' equity           $  2,303.8  $  2,342.2
                                               ----------- -----------


                            STEELCASE INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (in millions)

                                                       (Unaudited)
                                                    Nine Months Ended
                                                    Nov. 28,  Nov. 22,
                                                      2003      2002
                                                    --------  --------
OPERATING ACTIVITIES
Net loss                                            $  (4.8)  $(283.7)
Depreciation and amortization                         106.8     115.9
Cumulative effect of accounting change                   --     229.9
Gain on sale of discontinued operations               (31.9)       --
Changes in operating assets and liabilities, net of
 corporate acquisitions                               (31.1)    (12.0)
Other, net                                             15.9       5.5
                                                    --------  --------

Net cash provided by operating activities              54.9      55.6
                                                    --------  --------

INVESTING ACTIVITIES
Capital expenditures                                  (29.8)    (63.8)
Proceeds from the disposal of fixed assets             17.8      23.2
Net proceeds on sale of discontinued operations        47.9        --
Proceeds from the sales of leased assets               39.8     185.7
Net (increase) decrease in notes receivable and
 leased assets                                        (16.1)     20.4
Other, net                                             (0.3)     14.3
                                                    --------  --------

Net cash provided by investing activities              59.3     179.8
                                                    --------  --------

FINANCING ACTIVITIES
Long-term debt issuances (repayments), net            (14.9)   (129.9)
Short-term borrowings (repayments), net                (2.7)   (101.5)
Common stock issuance                                   0.4       3.7
Dividends paid                                        (26.6)    (26.6)
                                                    --------  --------

Net cash used in financing activities                 (43.8)   (254.3)
                                                    --------  --------

Effect of exchange rate changes on cash and cash
 equivalents                                            1.8       1.6
                                                    --------  --------

Net increase (decrease) in cash and cash
 equivalents                                           72.2     (17.3)
Cash and cash equivalents, beginning of period        128.9      69.4
                                                    --------  --------

Cash and cash equivalents, end of period            $ 201.1   $  52.1
                                                    --------  --------

    CONTACT: Steelcase Inc.
             Investor Contact: Raj Mehan, 616-698-4734
             Media Contact: Jeanine Hill, 616-291-8935